EXECUTION VERSION

JOINDER AND AMENDMENT AGREEMENT
JOINDER AND AMENDMENT AGREEMENT, dated as of June 4, 2019 (this “Agreement” or “Joinder and Amendment Agreement”), by and among, Desert Newco, LLC, a Delaware limited liability company (“Holdings”), GO DADDY OPERATING COMPANY, LLC, a Delaware limited liability company and GD FINANCE CO, INC., a Delaware corporation (collectively, the “Borrowers”), the Guarantors, each Additional Revolving Loan Lender and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), Collateral Agent, Swingline Lender and Letter of Credit Issuer.
RECITALS:
WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 15, 2017, as amended by Amendment No. 1, dated as of November 22, 2017 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the Credit Agreement as amended by this Agreement, the “Amended Credit Agreement”), among Holdings, the Borrowers, the lending institutions from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer (capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement);
WHEREAS, the Borrowers have notified the Administrative Agent that they are (i) requesting, pursuant to Section 2.14(a) of the Credit Agreement and clause (ii) of the definition of Maximum Incremental Facilities Amount, the establishment of Additional Revolving Credit Commitments in an aggregate principal amount of $600,000,000 and (ii) concurrently with the effectiveness of such Additional Revolving Credit Commitments, permanently terminating, pursuant to Section 4.2 of the Credit Agreement, the existing Revolving Credit Commitments under the Credit Agreement outstanding immediately prior to the effectiveness of this Joinder and Amendment Agreement (the “Terminated Revolving Credit Commitments”);
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may establish Additional Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with Additional Revolving Loan Lenders;
WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the financial covenant set forth in Section 10.7 may be amended with the consent of the Required Revolving Credit Lenders;
WHEREAS each Additional Revolving Loan Lender party hereto has agreed to provide Additional Revolving Credit Commitments in the amount listed opposite its name on Schedule I hereto on the terms and subject to the conditions set forth in this Joinder and Amendment Agreement;
WHEREAS, after giving effect to this Joinder and Amendment Agreement the aggregate principal amount of Revolving Credit Commitments outstanding under the Amended Credit Agreement shall be $600,000,000 and the maturity date thereof shall be February 15, 2024;
WHEREAS, each Additional Revolving Loan Lender party hereto has agreed to provide Letter of Credit Commitments on the terms and subject to the conditions set forth in this Joinder and Amendment Agreement in an aggregate principal amount of $75,000,000 as set forth opposite its name on Schedule I hereto; and

WHEREAS, Barclays Bank PLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Morgan Stanley Senior Funding, Inc., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Royal Bank of Canada, SG Americas Securities, LLC and Wells Fargo Bank, N.A. shall serve as joint lead arrangers and bookrunners in connection with this Agreement (each an “Amendment No. 2 Arranger”).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I. THE REVOLVING CREDIT COMMITMENTS
Effective as of the Amendment No. 2 Effective Date (as hereinafter defined):
Each Additional Revolving Loan Lender party hereto hereby agrees to commit to provide its respective Additional Revolving Credit Commitment in the amount listed opposite its name on Schedule I hereto, on the terms set forth in this Joinder and Amendment Agreement and subject solely to the satisfaction of the Amendment No. 2 Effective Date Conditions (as hereinafter defined).
Each Additional Revolving Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Amended Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Amended Credit Agreement are required to be performed by it as a Revolving Credit Lender.
Each Additional Revolving Loan Lender hereby agrees that its Additional Revolving Credit Commitment will be made on the terms set forth in this Joinder and Amendment Agreement and the Amended Credit Agreement and subject to the satisfaction of the Amendment No. 2 Effective Date Conditions. The Borrowers and the Administrative Agent hereby agree that the Credit Agreement will be amended to provide for the Additional Revolving Credit Commitments as set forth in this Joinder and Amendment Agreement upon the satisfaction of the Amendment No. 2 Effective Date Conditions.
Each of the parties hereto agrees:

1.
Terms Generally. For all purposes under the Amended Credit Agreement and the other Credit Documents (including this Joinder and Amendment Agreement (unless the context dictates otherwise)), the Additional Revolving Credit Commitments shall be deemed to be the Revolving Credit Commitments under the Amended Credit Agreement, with such terms as set forth herein and therein, and will collectively comprise a single Class of Revolving Credit Commitments under the Amended Credit Agreement. The Additional Revolving Credit Commitments established hereunder shall be, as of and following the effectiveness of this Agreement, collectively referred to as the “Revolving Credit Commitments” for all purposes of the Amended

Credit Agreement and the other Credit Documents. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that (i) the Additional Revolving Credit Commitments are included in each Borrowing and repayment of Revolving Credit Loans on a pro rata basis and that (ii) the Terminated Revolving Credit Commitments shall be permanently terminated in whole. The Borrowers acknowledge and agree that each Revolving Credit Lender that holds Terminated Revolving Credit Commitments immediately prior to the Amendment No. 2 Effective Date, but that will not hold Additional Revolving Credit Commitments on the Amendment No. 2 Effective Date shall no longer be considered a Revolving Credit Lender under the Amended Credit Agreement.

2.
Fees. On the Amendment No. 2 Effective Date, the Borrowers shall make all payments in respect of the Terminated Revolving Credit Commitments (including principal, interest, fees and other amounts (including, for the avoidance of doubt, any Letter of Credit Fees)) to each Revolving Credit Lender that holds Terminated Revolving Credit Commitments (either directly to such Revolving Credit Lender or to the Administrative Agent for the account of such Revolving Credit Lender) which have accrued up to, but excluding the Amendment No. 2 Effective Date.

3.
Credit Agreement Governs. Except as set forth in this Agreement, the Additional Revolving Credit Commitments shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents.

4.
Consents. The Administrative Agent, the Swingline Lender and each Letter of Credit Issuer, as applicable, hereby consents to each financial institution named on Schedule I hereto as an Additional Revolving Loan Lender.

ARTICLE II. AMENDMENTS
As of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:
1.    The following defined terms shall be added to Section 1.1 of the Credit Agreement:
“Amendment No. 2” shall mean the Joinder and Amendment Agreement to this Agreement, dated as of the Amendment No. 2 Effective Date.
“Amendment No. 2 Arranger” shall have the meaning provided in Amendment No. 2.
“Amendment No. 2 Effective Date” shall have the meaning provided in Amendment No. 2.
        “Amendment No. 2 Effective Date Conditions” shall have the meaning provided in Amendment No. 2.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Initial Revolving Credit Commitments” shall mean, (i) prior to the Delayed Draw Closing Date, the Revolving Credit Commitments in effect at that time, (ii) after the Delayed Draw Closing Date, but prior to the Amendment No. 2 Effective Date, the Revolving Credit Commitments in effect at that time and (iii) at all times on or after the Amendment No. 2 Effective Date, the Revolving Credit Commitments in effect at that time.”
2.    Section 1.1 of the Credit Agreement is hereby amended by replacing clauses (b) and (c) of the definition of “Applicable Margin” contained therein (including the pricing level table immediately following clause (c), but excluding, however, the last three full paragraphs) with the following:
“(b) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Amendment No. 2 Effective Date pursuant to Section 9.1, (1) for LIBOR Loans that are Revolving Credit Loans, 1.50%, (2) for ABR Loans that are Revolving Credit Loans, 0.50%, and (3) for Letter of Credit Fees, 1.50% per annum and
(c) thereafter, in connection with Revolving Credit Loans and Letter of Credit Fees, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1:

Status	Letter of Credit Fees	ABR Rate and Revolving Credit Loans	LIBOR Rate and Revolving Credit Loans
Level I Status	1.75%	0.75%	1.75%
Level II Status	1.50%	0.50%	1.50%
Level III Status	1.25%	0.25%	1.25%
”
3.    Section 1.1 of the Credit Agreement is hereby amended by replacing references to “Pricing Level I” and “Pricing Level” in the last paragraph of the definition of “Applicable Margin” with “Level I Status” and “Status” respectively.
4.    Section 1.1 of the Credit Agreement is hereby amended by replacing in its entirety the corresponding definitions in the Credit Agreement with the following:
“Agents” shall mean the Administrative Agent, the Collateral Agent, each Joint Lead Arranger and Bookrunner, each Amendment No. 1 Arranger and each Amendment No. 2 Arranger.
“Compliance Period” shall mean any period during which the sum of (i) the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then or to be (after giving effect to any simultaneous drawing) outstanding and (ii) the aggregate Letters of Credit Outstanding or to be outstanding (to the extent not Cash Collateralized and without giving effect to the proviso in the definition of Stated Amount) in excess of $15,000,000 at such time exceeds 20% of the amount of the Total Revolving Credit Commitment; provided that notwithstanding the foregoing, no Compliance Period shall be in effect prior to the Trigger Date.
“Letter of Credit Commitment” shall mean, with respect to each Letter of Credit Issuer, the commitment of such Letter of Credit Issuer to issue Letters of Credit up to the amount set forth opposite the name of such Letter of Credit Issuer on Schedule I of Amendment No. 2, with such commitments totaling $75,000,000 in the aggregate, as the same may be reduced from time to time pursuant to Section 3.1. Notwithstanding the foregoing, the Letter of Credit Commitments set forth in Schedule I of Amendment No. 2 may be updated by the Administrative Agent solely in connection with the appointment of one or more additional Letter of Credit Issuers pursuant to the terms hereof.
“Letter of Credit Issuer” shall mean (i) Barclays Bank PLC, (ii) any of its respective Affiliates or branches, (iii) each other Revolving Credit Lender with a Letter of Credit Commitment as set forth on Schedule 1 of Amendment No. 2 and (iv) any replacement, additional issuer, or successor pursuant to Section 3.6. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires. In the event of any conflict between the terms of the preceding sentence and the terms of any Credit Document, the terms of the preceding sentence shall control. Notwithstanding anything herein to the contrary, each of Barclays Bank PLC, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets or any of their respective branches or Affiliates shall have no obligation to issue any performance or commercial letters of credit hereunder and shall only issue standby letters of credit.
“Level I Status” shall mean, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is greater than or equal to 2.00 to 1.00 as of such date.
“Level II Status” shall mean, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is less than 2.00 to 1.00 but greater than or equal to 1.00 to 1.00 as of such date.
“Level III Status” shall mean, on any date, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is less than 1.00 to 1.00 as of such date.
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 2 under the heading “Additional Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Amendment No. 2 Effective Date is $600,000,000.
“Revolving Credit Maturity Date” shall mean February 15, 2024 or, if such date is not a Business Day, the immediately preceding Business Day.
“Revolving Credit Commitment Fee Rate” shall mean a rate per annum set forth below opposite the Status in effect on such day:

Status	Revolving Credit Commitment Fee Rate
Level I Status	0.375%
Level II Status	0.25%
Level III Status	0.125%

Notwithstanding the foregoing, the term Revolving Credit Commitment Fee Rate shall mean 0.25% during the period from and including the Amendment No. 2 Effective Date up to, but excluding, the Trigger Date.
“Trigger Date” shall mean the day following the date on which Section 9.1 Financials are delivered to the Administrative Agent for the fiscal quarter ending on September 30, 2019.
5.     Section 2.16(a)(iv) of the Credit Agreement is hereby amended by replacing in its entirety the last sentence thereof with the following:
“Subject to Section 15, no reallocation hereunder shall constitute a waiver or release of     any claim of any party hereunder against a Defaulting Lender arising from that Lender having     become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such     Non-Defaulting Lender’s increased exposure following such reallocation.”
6.     Section 13.1 of the Credit Agreement is hereby amended by replacing the word “and” with the words “), and, in each case,” after the words “in respect of Issuances of Letters of Credit” in clause (iii)(y) in the penultimate paragraph thereof.
7.     Section 13.6(b)(1) of the Credit Agreement is hereby amended by replacing in its entirety clauses (A) and (B) with the following:
“(A) the Borrowers; provided that no consent of the Borrowers shall be required for (1) an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund, (2) an assignment of Revolving Credit Commitments or Revolving Credit Loans to (X) a Lender or (Y) an Affiliate of a Lender, or (3) an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 (with respect to Holdings or the Borrowers) has occurred and is continuing; and
(B)    the Administrative Agent (not to be unreasonably withheld or delayed) and, in the case of Revolving Credit Commitments or Revolving Credit Loans only, the Swingline Lender and the Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and provided, further that no consent of the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall be required for an assignment of any Revolving Credit Commitments or Revolving Credit Loans to a Lender or an Affiliate of a Lender.”

ARTICLE III. OTHER TERMS OF THE JOINDER AND AMENDMENT AGREEMENT

1.	Representations and Warranties. Each Credit Party represents and warrants to the Lenders as of the Amendment No. 2 Effective Date that:

a.	Each Credit Party has taken all necessary organizational action to authorize the execution and delivery of this Agreement.

b.
Each Credit Party has duly executed and delivered this Agreement and this Agreement and the Amended Credit Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

c.
The execution, delivery and performance by each Credit Party of this Agreement, and the performance by each Credit Party of the Amended Credit Agreement will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

d.
Before and after giving effect to this Agreement, the representations and warranties made by any Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) as of such earlier date.

e.	At the time of and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

2.
Amendment No. 2 Effective Date Conditions. This Agreement will become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions (the “Amendment No. 2 Effective Date Conditions”) is satisfied:

a.	The Administrative Agent shall have received (i) from each Additional Revolving Loan Lender, (ii) from the Administrative Agent and (iii) from Holdings, the Borrowers and each other Guarantor, either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

b.
The Administrative Agent shall have received the executed legal opinion of Wilson Sonsini Goodrich & Rosati, special counsel to the Borrowers and the other Credit Parties. The Borrowers, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

c.
The Borrowers shall have paid to (i) the Agents the fees in the amounts previously agreed in writing to be received on the Amendment No. 2 Effective Date, (ii) the Administrative Agent, for the account of each Additional Revolving Loan Lender, an upfront fee in the amount previously agreed in writing, based on such Additional Revolving Loan Lender’s Additional Revolving Credit Commitment, to be received on the Amendment No. 2 Effective Date, (iii) all payments in respect of the Terminated Revolving Credit Commitments (including principal, interest, fees and other amounts (including, for the avoidance of doubt, any Letter of Credit Fees)) to each Revolving Credit Lender that holds Terminated Revolving Credit Commitments (either directly to such Revolving Credit Lender or to the Administrative Agent for the account of such Revolving Credit Lender) which have accrued up to, but excluding the Amendment No. 2 Effective Date and (iv) the Administrative Agent and the Amendment No. 2 Arrangers, as applicable, all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents) of the Administrative Agent for which invoices have been presented prior to the Amendment No. 2 Effective Date;

d.
The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Properties (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and the applicable Credit Party relating thereto) and, if any such Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, evidence of flood insurance to the extent required pursuant to the Credit Agreement; and

e.
The Administrative Agent (or its counsel) shall have received either (i) (A) a certificate of each of Holdings and the Borrowers, dated the Amendment No. 2 Effective Date, substantially in the form of Exhibit G to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer (or in the case of Holdings any Director or authorized agent of Holdings) and the Secretary or any Assistant Secretary of Holdings or the Borrowers (or in the case of Holdings any Director or authorized agent of Holdings), as applicable, and attaching the documents referred to in the following clause (B), and (B) (x) a copy of the resolutions of the board of directors or other managers of Holdings and the Borrowers (or a duly authorized committee thereof) authorizing (I) the execution, delivery, and performance of this Agreement (and any agreements relating thereto) to which it is a party and (II) in the case of the Borrowers, the extensions of credit contemplated hereunder, (y) the Certificate of Incorporation and By-Laws, Certificate of

Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings and the Borrowers and (z) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings and the Borrowers executing the Credit Documents to which it is a party or (ii) a certificate of Holdings on behalf of each Borrower, dated the Amendment No. 2 Effective Date and executed by an Authorized Officer of Holdings, certifying that, except as otherwise indicated therein, there have been no amendments, supplements or modifications since the Closing Date to the documents delivered on the Closing Date pursuant to Sections 6.3 and 6.4 of the Credit Agreement; and

f.
The Amendment No. 2 Arrangers and the Additional Revolving Loan Lenders shall have received, at least three Business Days prior to the Amendment No. 2 Effective Date, all documentation and other information about the Borrowers, Holdings and the other Credit Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment No. 2 Effective Date by the Administrative Agent, the Amendment No. 2 Arrangers or an Additional Revolving Loan Lender that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and, to the extent applicable, the requirements of 31 C.F.R § 1010.230.

g.	The representations and warranties made in clause (1) of Article III of this Agreement are true and correct.

3.
Post-Closing Agreement. Holdings hereby agrees to take, and cause the other applicable Credit Parties to take, the actions listed on Schedule II to this Agreement within 90 days of the Amendment No. 2 Effective Date (or such later date as the Administrative Agent in its reasonable discretion may agree).

4.	Notice. For purposes of the Amended Credit Agreement, the initial notice address of each Additional Revolving Loan Lender shall be as set forth below its signature below.

5.
Tax Forms. For each relevant Additional Revolving Loan Lender, delivered herewith (if not already delivered previously) to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Revolving Loan Lender is required to deliver to the Administrative Agent pursuant to Section 5.4(e) of the Amended Credit Agreement.

6.
Recordation of the Additional Revolving Credit Commitments. Upon the occurrence of the Amendment No. 2 Effective Date, the Administrative Agent shall record the Additional Revolving Credit Commitments made by each Additional Revolving Loan Lender in the Register.

7.
Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.
Entire Agreement. This Agreement, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.
GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 13.13 and Section 13.15 of the Credit Agreement are hereby incorporated into this Agreement mutatis mutandis.

10.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as would be enforceable.

11.
Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

12.
Credit Document. On and after the Amendment No. 2 Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents (it being understood that, for the avoidance of doubt, this Agreement may be amended or waived solely by the parties hereto as set forth herein).

13.
Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Joinder and Amendment Agreement and reaffirms, as of the Amendment No. 2 Effective Date, and after giving effect to this Joinder and Amendment Agreement, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Joinder and Amendment Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Revolving Credit Commitments (including the Additional Revolving Credit Commitments)) under each Guarantee, as applicable, (iii) its grant and the validity of Liens granted by it on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Revolving Credit Commitments (including the Additional Revolving Credit Commitments)) pursuant to the Security Documents. Each Credit Party hereby agrees that after giving effect to this Joinder and Amendment Agreement (A) each Credit Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Joinder and Amendment Agreement.

14.
Effect of Amendment. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit

Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. Upon and after the execution of this Agreement by each of the parties hereto, this Joinder and Amendment Agreement shall constitute a Credit Document and each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder and Amendment Agreement as of the date first set forth above.
BARCLAYS BANK PLC
By:     /s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

JPMORGAN CHASE BANK, N.A.
By:     /s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Executive Director

[Signature Page to Joinder and Amendment Agreement]

BANK OF AMERICA, N.A.
By:     /s/ Alain Pelanne
Name: Alain Pelanne
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder and Amendment Agreement as of the date first set forth above,
Citibank, N.A.
By:     /s/ Alvaro De Velasco
Name: Alvaro De Velasco
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.
By:     /s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

BNP Paribas
By:     /s/ David L. Berger
Name: David L. Berger
Title: Managing Director

For institutions that require a second signature:
By:     /s/ Aadil Zuberi
Name: Aadil Zuberi
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
By:     /s/ Michael Strobel
Name: Michael Strobel
Title: Vice President
By:     /s/ Yumi Okabe
Name: Yumi Okabe
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

GOLDMAN SACHS BANK USA
By:     /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]

HSBC Bank USA, National Association
By:     /s/ Aleem Shamji
Name: Aleem Shamji
Title: Director

[Signature Page to Joinder and Amendment Agreement]

ROYAL BANK OF CANADA,
By:     /s/ Nicholas Heslip
Name: Nicholas Heslip
Title: Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]

SOCIETE GENERALE
By:     /s/ Andrew Johnman
Name: Andrew Johnman
Title: Managing Director

[Signature Page to Joinder and Amendment Agreement]

WELLS FARGO BANK, N.A.
By:     /s/ Paul Ingersoll
Name: Paul Ingersoll
Title: Director

[Signature Page to Joinder and Amendment Agreement]

GO DADDY OPERATING COMPANY, LLC,
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GD FINANCE CO, INC.,
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Secretary and General Counsel
DESERT NEWCO, LLC,
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: EVP and General Counsel
GODADDY.COM, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Chief Legal Officer
WILD WEST DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
SPECIAL DOMAIN SERVICES, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel

[Signature Page to Joinder and Amendment Agreement]

DOMAINS BY PROXY, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
BLUE RAZOR DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
STARFIELD TECHNOLOGIES, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GO AUSTRALIA DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GO CANADA DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel

[Signature Page to Joinder and Amendment Agreement]

GO FRANCE DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GO MONTENEGRO DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GO CHINA DOMAINS, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
GO DADDY EAST, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
AFTERNIC SERVICES, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Executive Vice President

[Signature Page to Joinder and Amendment Agreement]

NAMEFIND, LLC,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Corporate Secretary and General Counsel
CALLCATCHERS INC.,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Secretary
GODADDYMEDIA TEMPLE INC.,
as a Guarantor
By:     /s/ Nima Jacobs Kelly
Name: Nima Jacobs Kelly
Title: Secretary

[Signature Page to Joinder and Amendment Agreement]

Consented to by:
BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer
By:     /s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President

[Signature Page to Joinder and Amendment Agreement]

Schedule I

Additional Revolving Loan Lender	Additional Revolving Credit Commitment	Letter of Credit Commitment
Barclays Bank PLC	$57,000,000	$7,125,000
JPMorgan Chase Bank, N.A.	$57,000,000	$7,125,000
Bank of America, N.A.	$57,000,000	$7,125,000
Citibank, N.A.	$57,000,000	$7,125,000
Morgan Stanley Senior Funding, Inc.	$57,000,000	$7,125,000
BNP Paribas	$45,000,000	$5,625,000
Deutsche Bank AG New York Branch	$45,000,000	$5,625,000
Goldman Sachs Bank USA	$45,000,000	$5,625,000
HSBC Bank USA, National Association	$45,000,000	$5,625,000
Royal Bank of Canada	$45,000,000	$5,625,000
SG Americas Securities, LLC	$45,000,000	$5,625,000
Wells Fargo Bank, N.A.	$45,000,000	$5,625,000
Total:	$600,000,000	$75,000,000

Schedule II

Action to be taken within 90 days of the Amendment No. 2 Effective Date unless otherwise noted
(or such later date as the Administrative Agent in its reasonable discretion may agree)

1.
A date down endorsement to the existing Title Policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assures the Administrative Agent as of the date of such endorsement that the Mortgaged Property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

2.
such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the Title Policy contemplated in this Schedule II and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the Title Policy contemplated in this Schedule II; and

either:
A)    a favorable opinion, addressed to the Administrative Agent and each of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:
i)    the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Agreement, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and
ii)    no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Agreement, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or
B)    such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

i)    an amendment to the existing Mortgage (the “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;
ii)    a favorable opinion, addressed to the Administrative Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and
iii)    evidence of payment by the Borrowers of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.